Exhibit 99.1

L-3 Communications Corporation
600 Third Avenue
New York, NY 10016
212-697-1111     Fax: 212-682-9553

News

Contact:	Cynthia Swain Vice President, Corporate Communications L-3 Communications 212-697-1111
Contact:	Financial Dynamics	For Immediate Release
Investors: Eric Boyriven, Olivia Pirovano Media Contacts: Evan Goetz 212-850-5600

L-3 COMMUNICATIONS ANNOUNCES JURY VERDICT IN LITIGATION
WITH OSI SYSTEMS

NEW YORK, NY, May 25, 2006 – As previously reported, L-3 Communications (NYSE: LLL) and OSI Systems, Inc. (OSI) are parties to a litigation arising out of a letter of intent between the company and OSI relating to the company’s acquisition of the detection systems business of PerkinElmer, Inc. OSI brought counterclaims against the company alleging that the company defrauded OSI and breached fiduciary duties alleged to be owed to OSI. On May 24, 2006, the jury found in favor of OSI and awarded $125.6 million of damages, including awards of $33 million for compensatory damages and $92.6 million for punitive damages. The company believes this verdict and the damages awarded are inconsistent with the law and evidence presented. The company intends to move to have the verdict set aside and, if necessary, to appeal.

Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3 also supports a variety of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company’s web site at www.L-3com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as ‘‘expects,’’ ‘‘anticipates,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates’’ and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-looking Statements included in the company’s recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

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